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                                                      Exhibit 24(b)
                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard O. Ballentine and John Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 covering the offering of shares of Common Stock of Butler Manufacturing Company under Butler Manufacturing Company Stock Incentive Plans and the Butler Manufacturing Company Director Stock Compensation Program and any and all amendments (including post effective amendments) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Name                 Title                  Date
         ----                 -----                  ----
s/Robert H. West
____________________   Chairman of the Board     April 16, 1996
Robert H. West         (Principal Executive
                       Officer)
s/John J. Holland
____________________   Vice President - Finance  April 16, 1996
John J. Holland        (Principal Financial
                       Officer)
s/John T. Cole
____________________   Controller (Principal     April 16, 1996
John T. Cole           Accounting Officer)
s/Harold G. Bernthal
____________________   Director                  April 16, 1996
Harold G. Bernthal
s/Robert E. Cook
____________________   Director                  April 16, 1996
Robert E. Cook
s/Alan M. Hallene
____________________   Director                  April 16, 1996
Alan M. Hallene
s/C.L. William Haw
____________________   Director                  April 16, 1996
C.L. William Haw
s/George E. Powell, Jr.
____________________   Director                  April 16, 1996
George E. Powell, Jr.
s/Donald H. Pratt
____________________   Director                  April 16, 1996
Donald H. Pratt
s/Robert J. Reintjes, Sr.
____________________   Director                  April 16, 1996
Robert J. Reintjes, Sr.
s/Judith A. Rogala
____________________   Director                  April 16, 1996
Judith A. Rogala

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